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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in (1) the Registration Statement on Form S-8 (Registration No. 333-86749) pertaining to 1,975,000 shares of Dial-Thru International Corporation (formerly ARDIS Telecom & Technologies, Inc.) common stock issuable pursuant to its Amended Stock Option Plan and certain compensation contracts, and (2) the Registration Statement on Form S-8 (Registration No. 333-23313) pertaining to 1,200,000 shares of Dial-Thru International Corporation (formerly ARDIS Telecom & Technologies, Inc.) common stock issuable pursuant to its Amended Stock Option Plan, and (3) the Registration Statement on Form S-3 (Registration No. 333-33523) pertaining to 863,364 shares of Dial-Thru International Corporation (formerly ARDIS Telecom & Technologies, Inc.) common stock, of our report dated January 7, 2000, with respect to the financial statements of Dial-Thru International Corporation and Subsidiaries for the year ended October 31, 1999.

                                          /s/ KING GRIFFIN & ADAMSON P.C.

                                          King Griffin & Adamson P.C.

Dallas, Texas
January 27, 2000